Prospectus Supplement Filed pursuant to Rule 424(b)(3)
                                                     Registration No. 333-145082




                          PROSPECTUS SUPPLEMENT NO. 06
                              DATED AUGUST 1, 2008
                      (To Prospectus Dated April 17, 2008)

                       LEGEND INTERNATIONAL HOLDINGS, INC.

                       172,161,997 Shares of Common Stock

         This prospectus supplement supplements information contained in, and should be read in conjunction with, that certain Prospectus, dated April 17, 2008, of Legend International Holdings, Inc. (the "Company") as supplemented by Supplement No. 05 thereto dated July 18, 2008, Supplement No. 04 thereto dated June 5, 2008, Supplement No. 03 thereto dated May 22, 2008, Supplement No. 02 thereto dated May 13, 2008 and Supplement No. 01 thereto dated May 8, 2008. This prospectus supplement is not complete without, and may not be delivered or used except in connection with, the original Prospectus and Supplement No. 01 through 05 thereto. The Prospectus relates to the public sale, from time to time, of up to 172,161,997 shares of our common stock by the selling shareholders identified in the Prospectus.

         The information attached to this prospectus supplement modifies and supersedes, in part, the information in the Prospectus, as supplemented. Any information that is modified or superseded in the Prospectus shall not be deemed to constitute part of the Prospectus, except as modified or superseded by this prospectus supplement or Prospectus Supplement No. 01 though 05.

         This prospectus supplement includes the attached "Table of Additional Selling Stockholders" that was filed as a part of Post Effective Amendment No. 1 to the Company's Registration Form S-1 (File No. 333-145082).

         We may amend or supplement the Prospectus from time to time by filing amendments or supplements as required. You should read the entire Prospectus and any amendments or supplements carefully before you make an investment decision.

         The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this Prospectus Supplement (or the original Prospectus dated April 17, 2008) is truthful or complete. Any representation to the contrary is a criminal offense.

            The date of this prospectus supplement is August 1, 2008.

                    TABLE OF ADDITIONAL SELLING STOCKHOLDERS

-------------------------------------------------------------------------------------------------------------------
                                                    Beneficial Ownership                  Beneficial Ownership
                                                      Prior to Offering                      After Offering
-------------------------------------------------------------------------------------------------------------------
                                                         Percentage                                    Percentage
                                                             of                                            of
                                                         Outstanding         Shares                    Outstanding
Selling                                        Common      Common            Being          Common       Common
Stockholders                                   Stock       Stock*           Offered(*)      Stock        Stock
------------                                   -----                        -------         -----
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
Atticus European Fund, Ltd. (a)             29,127,339     13.18%           3,075,155     26,052,184     11.77%
-------------------------------------------------------------------------------------------------------------------
Greenway Portfolio D (a)                     1,842,661      0.83%             183,476      1,659,185     0.75%
-------------------------------------------------------------------------------------------------------------------
MMCAP International Inc. (b)                   275,000      0.12%             110,838        164,162     0.07%
-------------------------------------------------------------------------------------------------------------------
Republic Investment Management Pte             189,000      0.09%              76,176        112,824     0.05%
Ltd. - How & Co(c)
-------------------------------------------------------------------------------------------------------------------
Republic Investment Management Pte
Ltd. - RBC Dexia Investor Services             411,000      0.19%             165,652        245,348     0.11%
Bank, S.A. (d)
-------------------------------------------------------------------------------------------------------------------
CF Eclectica Agriculture Fund - Hare           675,000      0.31%             272,056        402,944     0.18%
& Co (e)
-------------------------------------------------------------------------------------------------------------------
Craton Capital Global Resources                 45,000      0.02%              18,137         26,863     0.01%
Partnership LP(f)
-------------------------------------------------------------------------------------------------------------------
Epoch Master Ltd. (g)                          800,000      0.36%             322,437        477,563     0.22%
-------------------------------------------------------------------------------------------------------------------
CQS Convertible and Quantitative               225,000      0.10%              90,683        134,315     0.06%
Strategies Master Fund Ltd.
-------------------------------------------------------------------------------------------------------------------
Libra Fund LP - Bershaw & Co(i)              3,160,000      1.43%           1,273,627      1,886,373     0.85%
-------------------------------------------------------------------------------------------------------------------
Libra Offshore Ltd. Goldman Sachs &            740,000      0.33%             298,254        441,746     0.20%
Co (j)
-------------------------------------------------------------------------------------------------------------------
IGXG Management LLC - Series G (k)             400,000      0.18%             161,219        238,782     0.11%
-------------------------------------------------------------------------------------------------------------------
Perella Weinberg Partners Xerion             7,000,000      3.16%           1,604,125      5,395,875     2.44%
Master Fund Ltd. (l)
-------------------------------------------------------------------------------------------------------------------
BTR Global Prospector Trading Ltd. (m)         558,000      0.25%             224,900        333,100     0.15%
-------------------------------------------------------------------------------------------------------------------
BTR Global Energy Trading Limited (n)          450,000      0.20%             181,371        268,629     0.12%
-------------------------------------------------------------------------------------------------------------------
BTR Global Arbitrage Trading Limited           500,000      0.23%             201,523        298,477     0.13%
(o)
-------------------------------------------------------------------------------------------------------------------
Salida Multi Strategy Hedge Fund (p)         1,000,000      0.45%             403,047        596,953     0.27%
-------------------------------------------------------------------------------------------------------------------
BTR Global Opportunity Trading               1,050,000      0.47%             423,199        626,801     0.28%
Limited (q)
-------------------------------------------------------------------------------------------------------------------
BTR Global Prospector II Trading Ltd.           42,000      0.02%              16,928         25,072     0.01%
(r)
-------------------------------------------------------------------------------------------------------------------
Petercam Equities Agrivalue                  1,700,000      0.77%             685,179      1,014,821     0.46%
-------------------------------------------------------------------------------------------------------------------
The Ospraie Portfolio Ltd (t)                1,700,000      0.77%             685,179      1,014,821     0.46%
-------------------------------------------------------------------------------------------------------------------
Seamans Capital Management F/B/O               150,000      0.07%              60,457         89,543     0.04%
Lifespan Endowment (u)
-------------------------------------------------------------------------------------------------------------------
Seamans Capital Management F/B/O               110,000      0.05%              44,335         65,665     0.03%
Lahey Clinic (v)
-------------------------------------------------------------------------------------------------------------------
Seamans Capital Management Global              240,000      0.11%              96,731        143,269     0.06%
Income Pref. 6% Fund (w)
-------------------------------------------------------------------------------------------------------------------
Quantum Partners LDC (x)                     1,924,250      0.87%             733,041      1,191,209     0.54%
-------------------------------------------------------------------------------------------------------------------
Quantum Emea Fund Ltd (y)                    6,062,500      2.74%           2,443,470      3,619,030     1.64%
-------------------------------------------------------------------------------------------------------------------
RS Capital Partners Ltd. (z)                 1,924,250      0.87%             733,041      1,191,209     0.54%
-------------------------------------------------------------------------------------------------------------------
City Natural Resources High Yield              225,000      0.10%              90,685        134,315     0.06%
Trust (aa)
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                                                    Beneficial Ownership                  Beneficial Ownership
                                                      Prior to Offering                      After Offering
-------------------------------------------------------------------------------------------------------------------
                                                         Percentage                                    Percentage
                                                             of                                            of
                                                         Outstanding         Shares                    Outstanding
Selling                                        Common      Common            Being          Common       Common
Stockholders                                   Stock       Stock*           Offered(*)      Stock        Stock
------------                                   -----                        -------         -----
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
U Capital Offshore Investments, LP             124,400      0.06%              36,274         88,126     0.04%
(bb)
-------------------------------------------------------------------------------------------------------------------
Map T. Segregated Portfolio - A                146,000      0.07%              44,335        101,665     0.05%
Segregated Portfolio of LMA (cc)
-------------------------------------------------------------------------------------------------------------------
GPC 79,LLC (dd)                                174,433      0.08%              45,218        129,215     0.06%
-------------------------------------------------------------------------------------------------------------------
Weiss Multi-Strategy Partners LLC (ee)         538,877      0.24%             137,330        401,547     0.18%
-------------------------------------------------------------------------------------------------------------------
OGI Associates LLC (ff)                        197,080      0.09%              79,432        132,312     0.06%
-------------------------------------------------------------------------------------------------------------------
Eastern Advisors Capital, Ltd (gg)           1,700,000      0.77%             685,179      1,014,821     0.46%
-------------------------------------------------------------------------------------------------------------------
Luxor Capital Partners LP(ii)                  470,184      0.21%             189,506        280,678     0.13%
-------------------------------------------------------------------------------------------------------------------
LGC Select, LLC (jj)                           127,982      0.06%              51,583         76,399     0.03%
-------------------------------------------------------------------------------------------------------------------
Luxor Spectrum, LLC (kk)                           819      0.00%                 330            489     0.00%
-------------------------------------------------------------------------------------------------------------------
Luxor Capital Partners Offshore                708,170      0.32%             285,425        422,746     0.19%
Ltd.(ll)
-------------------------------------------------------------------------------------------------------------------
LCG Select Offshore Ltd.(mm)                   589,616      0.27%             237,643        351,973     0.16%
-------------------------------------------------------------------------------------------------------------------
Luxor Spectrum Offshore, Ltd.(nn)               28,647      0.01%              11,546         17,101     0.01%
-------------------------------------------------------------------------------------------------------------------
Atlas Master Fund Ltd. (oo)                     74,582      0.03%              30,060         44,522     0.02%
-------------------------------------------------------------------------------------------------------------------
Hargreaves Hale (pp)                           320,000      0.14%             128,975        191,025     0.09%
-------------------------------------------------------------------------------------------------------------------
WR Multi-Strategy Master Fund Ltd.              23,615      0.01%               9,518         14,097     0.01%
(qq)
-------------------------------------------------------------------------------------------------------------------
Enso Global Equities Levered Master            143,256      0.06%              57,739         85,517     0.04%
Partnership LP (rr)
-------------------------------------------------------------------------------------------------------------------
Enso Global Equities Levered Master            426,668      0.19%             171,967        254,701     0.12%
Partnership LP (ss)
-------------------------------------------------------------------------------------------------------------------
Enso Global Opportunities Master                70,344      0.03%              28,352         41,992     0.02%
Partnership LP (tt)
-------------------------------------------------------------------------------------------------------------------
HFR HE Jade Master Trust (uu)                   56,117      0.03%              22,618         33,499     0.02%
-------------------------------------------------------------------------------------------------------------------
BMO Nesbitt Burns Inc.                     672,000(xx)      0.30%         270,847(xx)        401,153     0.18%
-------------------------------------------------------------------------------------------------------------------
Wellington West Capital Markets Inc.        84,000(xx)      0.04%          33,856(xx)         50,144     0.02%
-------------------------------------------------------------------------------------------------------------------
BBY Ltd (vv)                               219,519(ww)      0.10%          33,856(xx)        185,663     0.08%
-------------------------------------------------------------------------------------------------------------------

------------------
* Based upon 221,258,976 shares outstanding at July 25, 2008.

(a) In accordance with a Form 4 dated June 6, 2008, Atticus Capital LP, Atticus Management Limited and Mr. Timothy Barakett may be deemed to be beneficial owners of the shares of Common Stock.
(b) MMCAP Asset Management Inc. has voting and investment control over the shares of Common Stock owned by MMCAP International Inc. SPC. Mathew MacIsaac is a director of MMCAP International Inc. SPC.
(c) Anwar Awan has voting and investment control over the shares of Common Stock owned by Republic Investment Management Pte Ltd. - How & Co
(d) Anwar Awan has voting and investment control over the shares of Common Stock owned by Republic Investment Management Pte Ltd. - RBC Dexia Investor Services Bank, S.A.
(e) George Lee has voting and investment control over the shares of Common Stock owned by CF Eclectica Agriculture Fund
(f) Maquarie Capital Investment Management Ltd ("MCIM") has voting and investment control over the shares of Common Stock owned by Craton Capital Global Resources Partnership LP. Brenton Saunders and Mohendra Moodley are portfolio managers for MCIM. Lachlan Pike, Adam Solano and Lauren Steinberg are traders for MCIM.

(g) Rajesh Hari Gupta has voting and investment control over the shares of Common Stock owned by Epoch Master, Ltd. (h) Deutsche Bank AG DTC #2428 has voting and investment control over the shares of Common Stock owned by CQS Convertible and Quantitative Strategies Master Fund Limited.
(i) Ranjan Tandon has voting and investment control over the shares of Common Stock owned by Libra Fund LP (j) Ranjan Tandon has voting and investment control over the shares of Common Stock owned by Libra Offshore Ltd. (k) Arthur Norman Field has voting and investment control over the shares of Common Stock owned by IGXG Management LLC - Series G.
(l) Daniel Arbess, Julio Garcia, William Kourakos and James Keyes have voting and investment control over the shares of Common Stock owned by Perella Weinberg Partners Xerion Master Fund Ltd.
(m) Terry Bell has voting and investment control over the shares of Common Stock owned by BTR Global Prospector Trading Ltd .
(n) Brad White has voting and investment control over the shares of Common Stock owned by BTR Global Energy Trading Limited
(o) Brad White has voting and investment control over the shares of Common Stock owned by BTR Global Arbitrage Trading Ltd
(p) Brad White has voting and investment control over the shares of Common Stock owned by Salida Multi Strategy Hedge Fund
(q) Danny Guy has voting and investment control over the shares of Common Stock owned by BTR Global Opportunity Trading Limited
(r) Terry Bell has voting and investment control over the shares of Common Stock owned by BTR Global Prospector II Trading Ltd
(s) Sylvie Huret, Luc Van den Brande, Guy Lerminiaux, Johnny Debschuysser, Baudouin du Parc, Leopold d'Oultremont, Georges Caballe and Geoffroy d'Aspremont representing Petercam SA, with all directors acting two by two, have voting and investment control over the shares of Common Stock owned by Petercam B Fund, Belgian limited liability company.
(t) Dwight Anderson may be deemed to have voting and investment control over the shares of Common Stock owned by The Ospraie Portfolio Ltd. by virtue of his position as President of Ospraie Management, Inc.
(u) Brian D. Corcoran has voting and investment control over the shares of Common Stock owned by Seamans Capital Management F/B/O Lifespan Endowment
(v) Brian D. Corcoran has voting and investment control over the shares of Common Stock owned by Seamans Capital Management F/B/O Lahey Clinic
(w) Brian D. Corcoran has voting and investment control over the shares of Common Stock owned by Seamans Capital Management Global Income Pref. 6% Fund
(x) George Soros, Robert Soros and Jonathan Soros share voting and investment control over the shares of Common Stock owned by Quantum Partners LDC by virtue of their positions as Chairman, Deputy Chairman and President of Soros Fund Management LLC,
(y) George Soros, Robert Soros and Jonathan Soros share voting and investment control over the shares of Common Stock owned by Quantum Emea Fund Ltd. by virtue of their positions as Chairman, Deputy Chairman and President of Soros Fund Management LLC,
(z) George Soros, Robert Soros and Jonathan Soros share voting and investment control over the shares of Common Stock owned by RS Capital Partners Ltd. by virtue of their positions as Chairman, Deputy Chairman and President of Soros Fund Management LLC,
(aa) David Coats has voting and investment control over the shares of Common Stock owned by City NatuResources High Yield Fund.
(bb) Jonathan Urfrig has voting and investment control over the shares of Common Stock owned by Map T. Segregated Portfolio - A Segregated Portfolio of LMA.
(cc) Jonathan Urfrig has voting and investment control over the shares of Common Stock owned by U Capital Offshore Investments, LP.
(dd) Weiss Multi-Strategy Advisors LLC has voting and investment control over the shares of Common Stock owned by GPC 79, LLC.
(ee) Weiss Multi-Strategy Advisors LLC has voting and investment control over the shares of Common Stock owned by Weiss Multi-Strategy Partners LLC.
(ff) Weiss Multi-Strategy Advisors LLC has voting and investment control over the shares of Common Stock owned by OGI Associates, LLC.

(gg) Scott Booth has voting and investment control over the shares of Common Stock owned by Eastern Advisors Capital, Ltd.
(hh)   Not Used.
(ii) Christian Leone has voting and investment control over the shares of Common Stock owned by Luxor Capital Partners, LP.
(jj) Christian Leone has voting and investment control over the shares of Common Stock owned by LCG Select, LLC. (kk) Christian Leone has voting and investment control over the shares of Common Stock owned by Luxor Spectrum, LLC. (ll) Christian Leone, Don Seymour and Aldo Ghisletta have voting and investment control over the shares of Common
       Stock owned by Luxor Capital Partners Offshore, Ltd.
(mm) Christian Leone, Don Seymour and Aldo Ghisletta have voting and investment control over the shares of Common Stock owned by LCG Select Offshore, Ltd.
(nn) Christian Leone, Don Seymour and Aldo Ghisletta have voting and investment control over the shares of Common Stock owned by Luxor Spectrum Offshore, Ltd.
(oo) Dmitry Balyasny has voting and investment control over the shares of Common Stock owned by Atlas Master Fund, Ltd.
(pp) Hargreave Hale Limited has voting and investment control over the shares of Common Stock owned by Hargreave Hale Nominees Limited, Heritage Bank and HSBC Global Custody Nominees Limited. Adam Caplan is a director of Hargreave Hale Limited.
(qq) Salina Love has voting and investment control over the shares of Common Stock owned by WR Multi-Strategy Master Fund Ltd. .
(rr) Salina Love has voting and investment control over the shares of Common Stock owned by Enso Global Equities Levered Master Partnership LP..
(ss) Salina Love has voting and investment control over the shares of Common Stock owned by Enso Global Equities Levered Master Partnership LP..
(tt) Salina Love has voting and investment control over the shares of Common Stock owned by Enso Global Opportunities Master Partnership LP..
(uu) Salina Love has voting and investment control over the shares of Common Stock owned by HFR HE Jade Master Trust..
(vv) Glenn Rosewall has voting and investment control over the shares of Common Stock owned by BBY Limited.
(ww) Includes shares issuable upon exercise of two-year warrants at an exercise price of US$2.50 per share and Common Stock.
(xx) Issuable upon exercise of two-year warrants at an exercise price of US$2.50 per share.